Exhibit 99.3

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

      The following table sets forth our selected historical consolidated financial data for each of the five years ended December 31, 2003, which has been derived from our consolidated financial statements audited by Ernst & Young LLP, our independent registered public accounting firm. The selected historical consolidated statements of operations and balance sheet data as of and for the nine months ended September 30, 2004 and the selected historical consolidated statements of operations data for the nine months ended September 30, 2003 have been derived from our unaudited consolidated financial statements, which, in the opinion of management, include all adjustments necessary for a fair presentation of the results for the unaudited interim periods. Results of operations of interim periods are not necessarily indicative of results for a full year. When you read our selected historical consolidated financial information, it is important for you to read it along with our audited and unaudited consolidated financial statements, the notes to those audited and unaudited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this offering memorandum.

						Nine Months Ended
	Year Ended December 31,					September 30,

	1999	2000	2001	2002	2003	2003	2004

	(dollars in thousands)
Consolidated Statements of Operations Data(1):
Revenue	$46,242	$130,700	$148,545	$163,142	$162,043	$124,317	$139,169
Cost of goods sold(2)	14,440	41,102	43,541	50,326	49,200	38,172	44,171
Selling, general and administrative expense(3)	22,890	55,339	67,074	65,405	68,390	52,076	57,622
Amortization of pre-publication costs(4)	1,295	4,879	6,671	7,006	9,137	6,253	8,222
Depreciation and amortization	4,558	13,596	14,593	2,017	2,224	1,652	2,543

Income from operations	3,059	15,784	16,666	38,388	33,092	26,164	26,611
Interest expense and other(5)(9)	8,252	24,014	21,984	19,296	34,242	28,000	37,089

Income (loss) from continuing operations	(5,193)	(8,230)	(5,318)	19,092	(1,150)	(1,836)	(10,478)
Income (loss) from discontinued operations	(793)	(1,022)	(31,774)	1,766	(716)	(973)	—
Cumulative effect of accounting change(6)	—	—	—	(48,610)	—	—	—

Net loss	$(5,986)	$(9,252)	$(37,092)	$(27,752)	$(1,866)	$(2,809)	$(10,478)

Other Financial Data:
EBITDA(7)	$8,912	$34,259	$37,930	$47,411	$44,453	$34,069	$37,376
Adjusted EBITDA(7)	8,912	34,259	41,018	50,086	47,425	36,964	40,806
Additions to pre-publication costs(4)	5,102	11,858	13,599	12,418	14,051	10,013	10,456
Additions to property and equipment	1,587	4,195	3,632	2,044	2,977	2,355	2,419
Interest expense(9)	7,244	22,273	20,024	17,993	19,928	17,387	35,506
Net cash provided by (used in):
Operating activities	(208)	15,256	20,438	32,893	32,146	23,081	7,886
Investing activities	(186,258)	(21,002)	(31,473)	(14,462)	(9,457)	(4,865)	(38,109)
Financing activities	188,184	700	18,519	(23,214)	6,798	7,611	55,729
Ratio of earnings to fixed charges (Haights Cross Communications, Inc.)(8)	—	—	—	2.0x	—	—	—
Ratio of earnings to fixed charges (Haights Cross Operating Company)(8)	—	—	—	2.0x	—	—	1.4x
Ratio of Adjusted EBITDA to interest expense	1.2x	1.5x	2.0x	2.8x	2.4x	2.1x	1.1x
Ratio of total debt to Adjusted EBITDA	20.8x	5.5x	5.2x	4.0x	5.1x	6.5x	10.4x

	As of December 31,					As of
						September 30,
	1999	2000	2001	2002	2003	2004

			(dollars in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$6,002	$—	$7,484	$2,701	$32,389	$57,897
Working capital	31,381	31,017	22,372	9,957	42,216	82,019
Total assets	286,989	283,531	280,947	231,236	265,522	329,830
Total debt(9)	182,433	189,031	214,951	200,596	239,750	423,104
Redeemable preferred stock(9)	82,151	95,021	109,410	126,191	143,663	36,157
Total stockholder’s deficit	(17,352)	(39,473)	(90,954)	(135,435)	(156,354)	(168,824)

(1)	Our consolidated statements of operations data includes the results of operations of our acquired businesses beginning on the date of acquisition.

(2)	For the nine months ended September 30, 2004, our cost of goods sold includes a $2.1 million non-cash inventory obsolescence charge at our Chelsea House business.

(3)	For the years ended December 31, 2001 and December 31, 2002, our selling, general and administrative expense includes non-recurring restructuring and related charges of $3.1 million and $(0.1) million, respectively, related to severance accruals and warehouse and information technology expenses. For the year ended December 31, 2003 and nine months ended September 30, 2003, our selling, general and administrative expense includes non-recurring restructuring and related charges of $3.1 million and $2.9 million, respectively, relating to the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/ Newbridge, Triumph Learning and Chelsea House businesses. For the nine months ended September 30, 2004, our selling, general and administrative expense includes non-recurring restructuring and related charges of $1.3 million relating to the consolidation of management into Sundance/Newbridge, redundant office costs relating to the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/Newbridge, Triumph Learning and Chelsea House businesses, and our system implementations at our Recorded Books business.

(4)	We capitalize the costs associated with the development of our new products. These costs primarily include author fees under work-for-hire agreements (excluding royalties), the costs associated with artwork, photography and master tapes, other external creative costs, internal editorial staff costs and pre-press costs that are directly attributable to the product. These capitalized pre-publication costs are amortized over the anticipated life of the product, for a period not exceeding five years.

(5)	In accordance with SFAS No. 145, “Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS 13, and Technical Corrections as of April 2002,” we have reclassified debt extinguishment costs of $0.9 million in 1999, which we originally reported as extraordinary items, to interest expense and other. For the year ended December 31, 2003 and the nine months ended September 30, 2003, our interest expense and other expense includes a redemption premium of approximately $9.2 million incurred in connection with our redemption of existing subordinated debt with proceeds from our August 20, 2003 refinancing.

(6)	On January 1, 2002 we adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” Under SFAS No. 142, amortization of intangible assets considered to have indefinite lives, such as goodwill, is no longer required. Accordingly, we ceased amortization of goodwill on that date. Under SFAS No. 142, goodwill is subject to impairment tests, both at the date of initial adoption of SFAS No. 142 and annually thereafter. In addition, goodwill is required to be tested at interim times if there is indication of impairment. We performed the initial impairment test as of January 1, 2002 and recorded a goodwill writedown of $48.6 million, which is presented in our consolidated statements of operations as a cumulative effect of accounting change. We performed the annual impairment test on September 30, 2004, and determined that the carrying value of our goodwill at that date was not impaired.

(7)	“EBITDA” is defined as income before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. EBITDA is not a measurement of operating performance calculated in accordance with generally accepted accounting principles and should not be considered a substitute for operating income, net income (loss), cash flows, consolidated statements of operations or consolidated balance sheets prepared in accordance with GAAP. In addition, because EBITDA is not defined consistently by all companies, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. However, we believe EBITDA is relevant and useful to investors because (a) it provides an alternative measurement to operating income that takes into account certain relevant adjustments that are specific to publishing companies and (b) it is used by our management to evaluate our ability to service our debt and along with other data, as an internal measure for setting budgets and awarding incentive compensation. “Adjusted EBITDA” is defined as EBITDA, adjusted to remove certain non-recurring charges. The following table reconciles net loss to EBITDA and Adjusted EBITDA.

						Nine Months Ended
	Year Ended December 31,					September 30,

	1999	2000	2001	2002	2003	2003	2004

	(dollars in thousands)
Net loss	$(5,986)	$(9,252)	$(37,092)	$(27,752)	$(1,866)	$(2,809)	$(10,478)
Cumulative effect of accounting change	—	—	—	48,610	—	—	—
Net loss (income) from discontinued operations	793	1,022	31,774	(1,766)	716	973	—
Interest expense and other	8,252	24,014	21,984	19,296	34,242	28,000	37,089

Income from operations	$3,059	$15,784	$16,666	$38,388	$33,092	$26,164	$26,611
Amortization of pre-publication costs	1,295	4,879	6,671	7,006	9,137	6,253	8,222
Depreciation and amortization	4,558	13,596	14,593	2,017	2,224	1,652	2,543

EBITDA	$8,912	$34,259	$37,930	$47,411	$44,453	$34,069	$37,376
Restructuring and related charges	—	—	3,088	(125)	3,139	2,895	1,335
Non-cash inventory obsolescence charge	—	—	—	—	—	—	2,095
Non-recurring management incentive plan	—	—	—	2,800	(167)	—	—

Adjusted EBITDA	$8,912	$34,259	$41,018	$50,086	$47,425	$36,964	$40,806

(8)	The “ratio of earnings to fixed charges” is an analytical tool used to assist investors in evaluating a company’s ability to meet the interest requirements of debt securities or the dividend requirements of preferred stock. Earnings for the purpose of this calculation are defined as pretax income before the effects of discontinued operations, extraordinary items and the cumulative effect of accounting change. Fixed charges are defined as the sum of interest expense, amortization of deferred financing costs, and the interest portion of rental expense. For the year ended December 31, 2003, interest expense includes $3.2 million of charges for the write off of deferred financing costs associated with our August 20, 2003 financing. For the years ended December 31, 1999, 2000, 2001 and 2003, and for the nine months ended September 30, 2003 and 2004 earnings at Haights Cross Communications, Inc. were inadequate to cover fixed charges by $5.2 million, $8.2 million, $5.3 million, $1.2 million, $1.8 million and $10.5 million, respectively. For the years ended December 31, 1999, 2000, 2001 and 2003 and for the nine months ended September 30, 2003, earnings at Haights Cross Operating Company were inadequate to cover fixed charges at Haights Cross Operating Company by $5.2 million, $8.2 million, $5.3 million, $1.2 million, and $1.8 million, respectively.

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